Deloitte &
 Touche LLP
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               50 Fremont Street                       Telephone: (415) 247-4000
               San Francisco, California 94105-2230    Facsimile: (415) 247-4329

November 20, 1997

Board of Directors
Sharper Image Corporation
San Francisco, California

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Sharper Image Corporation for the periods ended October 31, 1997 and 1996, as indicated in our report dated November 20, 1997; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended October 31, 1997, is incorporated by reference in Registration Statement No. 33-12755 and Registration Statement No. 33-80504 on Forms S-8 of Sharper Image Corporation.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration
Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

yours truly,

/s/ Deloitte & Touche LLP

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Deloitte & Touche
Tohmatsu
International
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